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                                                                   Exhibit 23.1


              Consent of Independent Certified Public Accountants


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-23689) pertaining to the Super Vision International, Inc. 1994 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-32007) pertaining to the 1994 Stock Option Plan, as amended, of our report dated March 6, 2000, with respect to the consolidated financial statements of Super Vision International, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1999.





                                        Ernst & Young LLP





Orlando, Florida
March 27, 2000